SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

NEON SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        Title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)        Proposed maximum aggregate value of transaction:

(5)        Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

2)          Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

August 23, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NEON Systems, Inc., to be held on September 22, 2003 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. We hope you will be able to attend the annual meeting on September 22, 2003 to listen to information regarding actions to be taken, and to ask any questions you may have.

Your vote is very important. Whether or not you plan to attend the annual meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy, by telephone, or by using the Internet. Your vote by telephone, over the Internet or by written proxy will ensure your representation at the annual meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your on-going support and continued interest in NEON Systems, Inc.

Very truly yours,

Mark J. Cresswell President and Chief Operating Officer

NEON SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 22, 2003

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of NEON Systems, Inc., a Delaware corporation, will be held on September 22, 2003 at 10:00 a.m., Sugar Land, Texas time, at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, for the following purposes:

1.	To amend and restate our certificate of incorporation to eliminate classes of directors;
2.	To elect five directors to the Board of Directors;
3.	To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending March 31, 2004; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on July 25, 2003 are entitled to receive notice of, to attend, and to vote at the meeting and any reconvened meeting following an adjournment of the meeting. All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting and entitled to vote may vote in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS

Brian D. Helman Chief Financial Officer and Secretary

Sugar Land, Texas

____________________________________

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE; OR YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE DIRECTIONS ON THE PROXY CARD; EITHER METHOD WILL ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

This proxy statement and proxy card are being distributed to the stockholders on or about August 23, 2003.

NEON SYSTEMS, INC.

Q:       Why am I receiving this proxy statement?

A:         The Board of Directors of NEON Systems, Inc., a Delaware corporation, is furnishing this proxy statement to stockholders of record of NEON, as of July 25, 2003, in connection with the solicitation of proxies to be voted at NEON’s annual meeting of stockholders, or at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at NEON’s principal executive offices at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, on September 22, 2003 at 10:00 a.m., Sugar Land, Texas time.

Q:       Who is soliciting my vote?

A:         This proxy statement is furnished in connection with the solicitation of your vote by the Board of Directors of NEON. NEON will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission and telephone by directors, officers, employees and agents of NEON, none of whom will receive additional compensation. NEON will also supply brokers, nominees or other custodians with the number of proxy forms, proxy statements and annual reports they may require for forwarding to beneficial owners and NEON will reimburse these persons for their expenses.

Q:       When was this proxy statement mailed to stockholders?

A:         This proxy statement was first mailed to stockholders on or about August 23, 2003.

Q:       What may I vote on?

A:	•	The proposal to amend and restate NEON’s certificate of incorporation to eliminate classes of directors:
•	The proposal to elect five directors to serve on the Board of Directors;
•	The proposal to ratify of the selection and engagement of KPMG LLP as independent auditors for the fiscal year ending March 31, 2004; and
•	At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

Q:       How does the Board recommend I vote on the proposals?

A:	•	The Board recommends a vote FOR the proposal to amend and restate NEON's certificate of incorporation to eliminate classes of directors;
•	The Board recommends a vote FOR each of the nominees to serve on the Board of Directors; and
•	The Board recommends a vote FOR the ratification of the independent auditors.

Q:       Who is entitled to vote?

A:         Stockholders of record at the close of business on July 25, 2003 (the record date) may vote at this meeting.

Q:       How do I vote?

A:         Stockholders entitled to vote may vote by any one of the following methods:

•	By mail by completing, dating, and signing the enclosed proxy card and returning it in the enclosed postage-prepaid envelope;
•	By telephone by calling the toll-free telephone number and following the instructions for voting by telephone set forth on your proxy card;
•	By the Internet by following the instructions for Internet voting set forth on your proxy card; or
•	In person, at the meeting.

If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Q:       How can I revoke or change my vote?

A:         If you have already voted and wish to change or revoke your proxy, you may do so at any time prior to the meeting by any one of the following methods:

•	Notifying in writing Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478;
•	Voting in person at the meeting;
•	Returning a later-dated proxy card that is received prior to the meeting; or
•	Subsequently voting by telephone or by following the Internet instructions found on your proxy card.

Q:       Who will count the votes?

A:         A representative of our transfer agent, ChaseMellon Shareholder Services, will count the votes and act as inspector of the election.

Q:       Is my vote confidential?

A:         Proxy cards, ballots and voting tabulations of Internet and telephone votes that identify individual stockholders are mailed or returned directly to ChaseMellon and handled in a manner that protects your voting privacy. Your vote will not be disclosed except:

•	as needed to permit ChaseMellon to tabulate and certify the vote; or
•	as required by law.

Your identity will be kept confidential unless you ask that your name be disclosed.

Q:       How many votes do I have?

A:         As of the close of business on the record date of July 25, 2003, 8,825,945 shares of common stock were issued and outstanding. Every stockholder is entitled to one (1) vote for each share of common stock held.

Q:       What is a “Quorum” and what vote is required to pass proposals?

A:         A “quorum” is a majority of the outstanding shares. The person with the right to vote the shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining a quorum. A plurality of the votes cast at the meeting is required to elect directors. Cumulative voting is not permitted in the election of directors. The affirmative vote of a majority of the voting power represented at the meeting and entitled to vote is required on all other matters subject to approval.

Q:       Who can attend the annual meeting and how do I get on the guest list?

A:         All stockholders as of the close of business on the record date of July 25, 2003 can attend. To be included on the guest list, you may check the box on your proxy card. If your shares are held by a broker and you would like to attend, please write to Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478. Include a copy of your brokerage account statement or omnibus proxy (which you can get from your broker), and we will place your name on the guest list.

Q:       How will voting on any other business be conducted?

A:         We do not know of any business to be considered at this annual meeting other than the proposals described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives discretionary authority to Mark J. Cresswell or Brian D. Helman to vote on such matters.

Q:       When are the stockholder proposals for the next annual meeting due?

A:         Stockholder proposals will be eligible for consideration for inclusion in the proxy statement for the next annual meeting, which will be held in the final half of calendar year 2004, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, if such proposals are submitted in writing to Brian D. Helman, Chief Financial Officer and Secretary, NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas, 77478 and received before the close of business on June 30, 2004. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 will be considered timely, pursuant to the advance notice requirement set forth in NEON’s bylaws, if such notices are received by the secretary of NEON not less than 60 nor more than 90 days prior to the scheduled date of the annual meeting in the manner provided in the bylaws or, if less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, stockholders may give timely notice of a proposal no later than 10 days after the day such notice or public disclosure was made, whichever was earlier.

Q:       Where are your principal executive offices?

A:         Our principal executive offices are located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, telephone number (281) 491-4200.

PROPOSAL I

AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Approval by Our Board of Directors

Article 5 of our Amended and Restated Certificate of Incorporation provides that there will be a staggered Board of Directors with three classes of directors, to be elected for three-year terms. On August 11, 2003, our Board of Directors unanimously adopted resolutions proposing, declaring advisable, and recommending that our stockholders authorize the amendment and restatement of our Amended and Restated Certificate of Incorporation in the form of an Amended and Restated Certificate of Incorporation attached hereto as Exhibit A to revise our Amended and Restated Certificate of Incorporation to eliminate the requirement of a staggered board consisting of three classes of directors in connection with the Board’s recommendation that we reduce the size of our Board to five members, to consist of four independent members and one management member.

Purpose of the Amendment

The purpose of the amendment and restatement is to realign the Board to comply with the recommendations of the NASDAQ Stock Market that public companies should have a majority of independent directors and to re-size the Board to be more consistent with similarly situated companies. The added benefits of reducing the size of the Board will be to provide us with greater flexibility and responsiveness in reviewing corporate transactions and to do so at less expense and potential for delay.

Reservation of Rights

Even if you approve the amendment and restatement to our Amended and Restated Certificate of Incorporation, our Board of Directors reserves the right not to proceed, if, at any time prior to filing the amendment and restatement with the Secretary of State of the State of Delaware, our Board of Directors determines that the amendment and restatement is no longer in our and our stockholders’ best interests.

Vote Required

Adoption of Proposal One requires approval by the holders of two-thirds of the outstanding shares of common stock entitled to vote at the annual meeting. Abstentions may be specified on this proposal to amend and restate our Amended and Restated Certificate of Incorporation. Abstentions will be considered present and entitled to vote at the annual meeting. Abstentions will have the effect of a vote against this proposal. Broker non-votes will be considered present but not entitled to vote on Proposal One. Broker non-votes will not have an effect on this proposal.

Recommendation of Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL II

ELECTION OF DIRECTORS

On August 11, 2003, the Board of Directors unanimously passed a resolution to implement the recommendations of the NASDAQ Stock Market and the New York Stock Exchange that public company boards of directors should be comprised of a majority of independent directors. To effect such a change in the composition of the NEON Board of Directors, the Board passed resolutions to amend and restate the certificate of incorporation to eliminate classes of directors, subject to the approval of the stockholders of NEON and, effective as of the conclusion of the annul meeting to be held September 22, 2003, to reduce the size of the NEON Board to five members, consisting of four independent board members and one representative from NEON’s management. On August 11, 2003, the Board of Directors also unanimously appointed Mark Cresswell, NEON’s President and Chief Operating Officer to the Board of Directors. Current directors John J. Moores, Charles E. Noell III, Peter Schaeffer, and Norris van den Berg may not be considered independent under the new Securities and Exchange Commission rules and therefore will not stand for re-election at such annual meeting. The Board nominated and approved the following individuals to serve as directors and to stand for election at the annual meeting to be held on September 22, 2003:

NOMINEES FOR DIRECTOR

George H. Ellis, age 54, has served as a director since January 2000 and, effective July 25, 2003, Mr. Ellis was appointed NEON’s presiding director for the fiscal year ending March 31, 2004. In October 2001, Mr. Ellis was retained to be the Chief Executive Officer, Chairman and a member of the Board of Directors of AremisSoft Corporation, a global supplier of enterprise-wide applications software that was experiencing financial issues and an SEC investigation with respect to its prior management. In March of 2002, Mr. Ellis led AremisSoft Corporation in filing a petition to reorganize in bankruptcy in his turn-around efforts. In August of 2002, AremisSoft exited bankruptcy as a reorganized entity. Mr. Ellis also served as executive vice president and chief operating officer of the Communities Foundation of Texas from February 2000 until October 2001. Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc. from 1985 through June 1996, and held a similar position with Sterling Commerce, Inc. from February 1996 through June 1996. From 1996 through 1999, Mr. Ellis was a full time law student and a business consultant providing consulting services to various technology-related companies. During this time he was also a Founder and Managing Director of Chaparral Ventures, Ltd., a Dallas-based venture capital firm focused on electronic commerce investment. Mr. Ellis also is a member of the Board of Advisors to the law school at Southern Methodist University and the Advisory Board of the Entrepreneurs Foundation of North Texas. Mr. Ellis is a Certified Public Accountant and an attorney in the State of Texas. Mr. Ellis holds a B.S. in Accounting from Texas Tech University and a J.D. from Southern Methodist University.

Richard Holcomb, age 41, has served as a director since May 1993 and as Chairman of the Special Committee since its inception. In March 2003, Mr. Holcomb co-founded StrikeIron, a web services technology company, and since that time has served as its chief executive officer and chairman. Prior to founding StrikeIron, Mr. Holcomb served as the interim CEO of GadgetSpace and oversaw its acquisition by Infonic in 2001. In 1995 Mr. Holcomb co-founded HAHT Commerce, an e-commerce application provider, and served as its Chief Executive Officer and Chairman from 1995 until 2001. Prior to 1995, Mr. Holcomb co-founded Q+E Software, a privately held supplier of client/server database access technology, in 1986 and from 1986 through 1994 served as its Chief Executive Officer, President and Chairman. Q+E Software was acquired by Intersolv in 1994. Mr. Holcomb serves on several public advisory boards, including the North Carolina State University Graduate School Board of Advisors, the North Carolina Electronics and Information Technology Association (NCEITA), the Council for Entrepreneurial Development (CED) and is a former appointed member of the North Carolina Information Resources Management Commission. Mr. Holcomb is also a director of three privately-held software companies. Mr. Holcomb holds a B.S. degree in Computer Science from the University of South Carolina and an M.S. in Computer Science from North Carolina State University.

David F. Cary, age 48, was appointed to the Board of Directors as a director and as a member of the Audit Committee on December 5, 2002. On July 25, 2003, Mr. Cary was appointed the Chairman of the Audit Committee of NEON. As of May 2003, Mr. Cary has been the Chief Executive Officer and a member of the board of Sun Hill Software, Inc., an enterprise software company. Mr. Cary joined a predecessor of the company in March 2003. Prior to joining Sun Hill, Mr. Cary served in various consulting and advisory positions in the software business from May 1999. Mr. Cary was the Chief Financial Officer and General Counsel of i2 Technologies, Inc. from

June 1992 to May 1999 and has served on the board of Factory Logic, Inc. since July 2000. Mr. Cary is a Certified Public Accountant and holds a B.S. in Accounting from San Francisco State University and an M.B.A. from Southern Methodist University.

Loretta Cross, age 46, was appointed to the Board of Directors as a director and as a member of the Audit Committee on December 5, 2002. On July 25, 2003, Ms. Cross was appointed to the NEON Compensation Committee and named its Chairman. Ms. Cross is the Senior Managing Director for FTI Consulting, Inc., a private financial consulting firm, since its acquisition of the U.S. Business Recovery Services Division of PricewaterhouseCoopers in September 2002. From 1991 to August 30, 2002, Ms. Cross served as a Partner with PricewaterhouseCoopers, LLP. Before joining PricewaterhouseCoopers LLP, Ms. Cross was with Ernst & Young LLP and Touche Ross & Co. LLP. Since January 1, 2002, Ms. Cross has served as a director of the Texas Gulf Coast Lupis Foundation, a non-profit organization. Ms. Cross is a Certified Public Accountant and holds a B.B.A. in accounting from University of Texas at Austin.

Mark J. Cresswell, age 38, NEON’s President and Chief Operating Officer since March 2003, was appointed as a director on August 11, 2003. Mr. Cresswell joined NEON Systems in October 2001 as Vice President and General Manager of the Shadow group. Mr. Cresswell joined NEON from Framesoft, an investment banking software company based in Switzerland. Prior to Framesoft, Mr. Cresswell joined NEON Systems in 1995 serving as Managing Director of the United Kingdom (UK) and Benelux operations. As one of NEON Systems’ first international employees, Mr. Cresswell was in charge of managing the UK operations for NEON for 5 years. Prior to joining NEON, Mr. Cresswell has held various senior positions with several high-tech organizations. Mr. Cresswell is qualified in Pure and Applied Mathematics from Westcliff College in England.

At the annual meeting of stockholders to be held on September 22, 2003, these five nominees for director will be elected for a term expiring at the annual meeting to be held in 2004 or until their successors are elected and qualified. Shares represented by returned and executed proxies will be voted, unless otherwise specified, in favor of the five nominees for the Board of Directors named above. If any director is unable to stand for re-election, the Board may reduce the Board’s size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. You may withhold authority to vote for any nominee by marking the proxy as indicated for that purpose on the proxy card.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

DIRECTORS NOT STANDING FOR RE-ELECTION

Prior to the Board’s action on August 11, 2003 and throughout the fiscal year ended March 31, 2003, NEON had ten directors holding office except as noted below. The directors were divided into three classes with staggered terms as follows:

•	Class I Directors, Charles E. Noell, III, Louis R. Woodhill and James R. Woodhill;
•	Class II Directors, Richard Holcomb, George H. Ellis and Norris van den Berg; and
•	Class III Directors, John J. Moores, David F. Cary, Loretta Cross, and Peter Schaeffer.

Louis R. Woodhill resigned as a director of NEON in March of 2003. James R. Woodhill resigned as a director of NEON in June 2003.

The following former directors of NEON are not seeking re-election to the Board of Directors but will continue to serve as directors until the conclusion of the annual meeting to be held September 22, 2003:

John J. Moores, age 59, has served as Chairman of our Board of Directors since May 1993. From June 2001 to October 15, 2001, Mr. Moores also served as NEON’s Interim Chief Executive Officer. Since December 1994, Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P. and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. In 1980, Mr. Moores founded BMC Software, Inc., a vendor of system software utilities, and served as its President and Chief Executive Officer until 1986 and as its Chairman of the Board until 1992. Mr. Moores also serves as Chairman of the Board of numerous privately held companies, including Skunkware, Inc. and Scalable Software, Inc. Mr. Moores served as a director of Peregrine Systems, Inc., an infrastructure management software company from 1989 to 2002 and served as its Chairman from March 1990 to July 2000 and again beginning May 6, 2002. From October 1997 until August 2000, Mr. Moores also served as a director of BindView Development Corporation, a systems management software company. Mr. Moores holds a B.S. in Economics and a J.D. from the University of Houston.

Charles E. Noell, III, age 51, has served as a director since May 1993. Since January 1992, Mr. Noell has served as President and Chief Executive Officer of JMI Services, Inc., and as a General Partner of JMI Partners, L.P., which is the General Partner of JMI Equity Fund, L.P. From 1992 to 2002, Mr. Noell has served as a director of Peregrine Systems, Inc. Mr. Noell also serves on the board of numerous privately held companies, including NEON Enterprise Software, Inc. (formerly Peregrine/Bridge Transfer Corporation), Scalable Software, Inc. and Skunkware, Inc. Mr. Noell holds a B.A. in History from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard University.

Norris van den Berg, age 64, has served as a director since May 1993. Mr. van den Berg has served as a General Partner of JMI Partners, L.P., which is the General Partner of JMI Equity Fund, L.P., since July 1991. Prior to joining JMI, Mr. van den Berg served in various management positions at IBM. Mr. van den Berg also served as a director of Peregrine Systems, Inc. from 1992 until October 2000, and is currently a director of NEON Enterprise Software, Inc. (formerly Peregrine/Bridge Transfer Corporation) and Skunkware, Inc. Mr. van den Berg holds a B.A. in Philosophy and Mathematics from the University of Maryland.

Peter Schaeffer, age 47, is NEON’s founder and has been a member of our Board of Directors and of our predecessor-in-interest, NEON Systems, Inc., an Illinois corporation, since July 1991. Mr. Schaeffer is an employee of JMI and serves as a director on the Boards of Scalable Software, Inc. and Configuresoft, Inc. From November 1995 to February 2001, Mr. Schaeffer served as our Chief Technology Officer. From July 1991 to October 1995, Mr. Schaeffer served as our President and Chief Executive Officer. From June 1990 to June 1991, Mr. Schaeffer was employed with Goal Systems International, Inc., a privately held software development company. In 1986, Mr. Schaeffer co-founded MVS Software, a privately held software development company, and was Vice President-Technology of MVS Software until April 1990. Mr. Schaeffer holds a B.S. in Organic Chemistry from the University of Chicago.

STATEMENT OF CORPORATE GOVERNANCE

Our Board of Directors held a total of 7 meetings in fiscal 2003. All directors attended at least seventy-five percent (75%) of all of the meetings held by the Board of Directors and meetings held by committees of the Board of Directors on which that director served.

Our Board of Directors considers all major decisions. The Board has established three standing committees, an Audit Committee, a Compensation Committee and a Special Committee, so that certain areas can be addressed in more depth than may be possible at a full Board of Directors meeting. The Board does not have a nominating committee.

Audit Committee. The Audit Committee selects our independent auditors, reviews the results and scope of the audit and other accounting related services and reviews and evaluates our internal control functions. Members of the Audit Committee in the fiscal year ended March 31, 2003 included George H. Ellis, David F. Cary, and Loretta Cross. Prior to the appointment of Mr. Cary and Ms. Cross to the Audit Committee and the Board in December 2002, the Audit Committee consisted of Mr. Ellis, Richard Holcomb, Charles E. Noell III, and Norris van den Berg. On December 5, 2002, the Board accepted the resignations of Charles E. Noell, III, Richard Holcomb, and Norris van den Berg from the Audit Committee and appointed David F. Cary and Loretta Cross as independent directors to serve on the Audit Committee from such date until their successors are elected or they resign from such position. On December 5, 2002, the Board also adopted a new Audit Committee Charter. On July 25, 2003, David F. Cary was appointed to be the Chairman of the Audit Committee for the fiscal year ending March 31, 2004.

The Audit Committee met and/or took action 7 times during fiscal 2003. The Audit Committee’s report is included below in “Audit Committee Report.”

Compensation Committee. The Compensation Committee makes recommendations to our Board of Directors concerning salaries and incentive compensation for our officers and employees and administers our 1993 Stock Option Plan, the Stock Option Plan for Non-Employee Directors, the 1999 Long-Term Incentive Plan, the 2002 Stock Plan and the 2002 Director Stock Option Plan. Members of the Compensation Committee during fiscal 2003 included John J. Moores, Charles E. Noell, III, Norris van den Berg and Richard Holcomb. The Compensation Committee met and/or took action 7 times during fiscal 2003. On July 25, 2003, the Board of Directors appointed Loretta Cross to the Compensation Committee and appointed her its Chairman for the fiscal year ending March 31, 2004.

Special Committee. On July 17, 2001, NEON entered into a letter of intent to acquire Scalable Software, Inc. Several members of NEON’s Board of Directors had a financial interest in Scalable Software. Therefore, on July 17, 2001, the Board of Directors formed a special committee composed solely of directors who have no interest in Scalable Software to review the terms of the acquisition. Since such time, the scope of the Special Committee has been expanded to include review and approval of any related party transactions or other conflicts of interest involving directors or executive officers of NEON. The members of the Special Committee are George Ellis, Richard Holcomb, David Cary, and Loretta Cross. Mr. Cary and Ms. Cross were added to the Special Committee upon their appointment as directors of NEON. The Special Committee met and/or took action 5 times during fiscal 2003. Mr. Holcomb has served as the Chairman of the Special Committee since its inception.

AUDIT COMMITTEE REPORT

Composition. The Audit Committee of the Board of Directors in the fiscal year ended March 31, 2002 was composed of four directors, two of which were independent directors as defined by Nasdaq rules, and operated under a written charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the proxy statement for our 2000 annual meeting. In December 2002, the Audit Committee was reconstituted to include only independent directors: George H. Ellis, David F. Cary and Loretta Cross. George H. Ellis was elected Chairman of the Audit Committee for the fiscal year ended March 31, 2003. In February 2003, the Board of Directors adopted a new Audit Committee Charter, a copy of which was attached as Exhibit A to the proxy statement for our annual meeting held in February 2003. The members of the Audit Committee for the fiscal year ending March 31, 2004 are George H. Ellis, David F. Cary, and Loretta Cross. On July 25, 2003, David F. Cary was appointed Chairman of the Audit Committee for the fiscal year ending March 31, 2004.

Responsibilities. The responsibilities of the Audit Committee include selecting and hiring an accounting firm to be engaged as our independent accountants. The independent accountants are responsible for performing an independent audit of NEON’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibilities include the oversight of NEON’s financial reporting process, system of internal controls and corporate compliance process.

Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants, including discussions regarding the audited consolidated financial statements. Management represented to the Audit Committee that NEON’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

NEON’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, KPMG LLP, the firm’s independence.

Summary. Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NEON’s Annual Report on Form 10-K for the year ended March 31, 2003, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

George H. Ellis David F. Cary Loretta Cross

EXECUTIVE OFFICERS

Our executive officers, their ages as of July 25, 2003, and certain additional information about them are as follows:

Name	Age	Position

Mark J. Cresswell	38	President and Chief Operating Officer

Brian D. Helman	33	Chief Financial Officer and Secretary

Jonathan Reed	47	Vice President of Product Marketing and Channel Sales

Chris Garner	47	Vice President of Research & Development

Shelby R. Fike	44	Vice President and General Counsel

Mark J. Cresswell, age 38, NEON’s President and Chief Operating Officer since March 2003, joined NEON Systems in October 2001 as Vice President and General Manager of the Shadow group. Mr. Cresswell joined NEON from Framesoft, an investment banking software company based in Switzerland. Prior to Framesoft, Mr. Cresswell joined NEON Systems in 1995 serving as Managing Director of the United Kingdom (UK) and Benelux operations. As one of NEON Systems’ first international employees, Mr. Cresswell was in charge of managing the UK operations for NEON for 5 years. Prior to joining NEON, Mr. Cresswell has held various senior positions with several high-tech organizations. Mr. Cresswell is qualified in Pure and Applied Mathematics from Westcliff College in England.

Brian D. Helman, age 33, joined NEON in May 2002 as Vice President of Finance and became NEON’s Chief Financial Officer in June of 2002. Prior to joining NEON Systems, Mr. Helman served as Vice President of Finance and Business Planning for NetSpeak Corporation, a publicly held global provider of telecommunications software. Prior to joining Netspeak Corporation in 1996, Mr. Helman worked in the audit practice of Deloitte & Touche, LLP. Mr. Helman is a certified public accountant and holds a Bachelor of Science degree in finance from the University of Florida.

Jonathan Reed, age 47, has served as NEON’s Vice President, of Product Marketing and Channel Sales since March 2003. Prior to that date, Mr. Reed has served in various management positions with NEON since July 1996. Prior to joining NEON, Mr. Reed held positions with Sybase, Inc., a distributed computing company and BMC Software. Mr. Reed holds a B.S. in Biology from the University of Houston and an M.S. in Management and Computer Science from Houston Baptist University.

Chris Garner, age 47, NEON’s Vice President of Research and Development since February 2003, joined NEON in 2002 as a Director of Development. Prior to NEON Mr. Garner served as the Vice President of Research and Development at Altra Energy Technologies/Caminus Corporation, an energy trading and management software company based in Houston and New York. Prior to Altra, Mr. Garner was with BMC Software as the Director of Development in the Patrol division. Mr. Garner has held various senior positions with several high-tech organizations in both R&D and Product Management roles.

Shelby R. Fike, age 44, has served as NEON’s Vice President and General Counsel since September 30, 2002 and has served NEON as a corporate counsel since May 2001. Prior to joining NEON, Mr. Fike served as corporate counsel and director of legal services for NetIQ Corporation from May 2000 to May 2001. Mr. Fike has also held corporate counsel positions with Mission Critical Software, Inc., a publicly held software company, from August 1998 to its acquisition by NetIQ Corporation in May 2000, Learmonth & Burchett Management Systems Plc and BSG Consulting, Inc. Prior to joining BSG, Mr. Fike was an associate with Porter & Clements, P.C., and with Keck, Mahin & Cate, LLC. Mr. Fike holds a Bachelor of Arts degree in Education from Texas Lutheran College and a J.D. degree from Baylor University School of Law.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table sets forth for the fiscal years indicated the compensation earned by our former Chief Executive Officer, Louis R. Woodhill, our current principal executive officer, Mark Cresswell, President and Chief Operating Officer, and each of our four other most highly compensated executive officers who were serving as officers at the end of the fiscal year ended March 31, 2003 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE (1)

Long-Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Position (a)	Year	Salary ($)	Bonus	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Louis R. Woodhill (2) Former President and Chief Executive Officer	2003 2002 2001	417,692 112,500 —	— 135,000 —	225,000 — —	— — —	— 400,000 —	— __ —	— — —
Mark J. Cresswell (3) President and Chief Operating Officer	2003 2002 2001	300,000 139,201 —	— — —	— — —	— — —	— 200,000 —	— — —	— — —
Brian D. Helman (4) Chief Financial Officer	2003 2002 2001	150,000 — —	— — —	49,424 — —	— — —	100,000 — —	— — —	— — —
Jonathan Reed Vice President of Product Development and Channel Sales	2003 2002 2001	186,000 145,875 115,000	— 62,573 69,944	— — —	— — —	20,300 — —	— — —	— — —
Chris Garner Vice President of Research and Development	2003 2002 2001	96,141 — —	9,260 — —	— — —	— — —	66,000 — —	— — —	— — —
Shelby R. Fike Vice President and General Counsel	2003 2002 2001	147,187 109,971 —	6,250 21,204 —	— — —	— — —	17,300 20,000 —	— — —	— — —

(1)        The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer’s salary and bonus disclosed in the table.

(2)        Mr. Woodhill resigned as a director and as NEON’s President and Chief Executive Officer on March 5, 2003. In connection with such resignation, Mr. Woodhill and NEON entered into a Separation Agreement securing certain transitional services from Mr. Woodhill, in addition to a full release of NEON. NEON paid Mr. Woodhill $225,000 to secure such Separation Agreement and the Release.

(3)        Mr. Cresswell rejoined NEON in October 2001 at an annual salary of $300,000. In addition, pursuant to the terms of his offer letter with NEON and as a condition to his acceptance of employment, NEON acquired Mr. Cresswell’s interest in the assets of Lakeview Advisors Corporation (BVI) Limited, a company formed in the British Virgin Islands, of which Mr. Cresswell is a principal. Under such agreement, Mr. Cresswell will receive an aggregate amount of $400,000 paid in equal quarterly payments of $25,000 over a four-year period from October 2001 to September 30, 2005 as a result of this transaction. Such payments are being made to Lakeview Advisors Corporation (BVI) Limited pursuant to the terms of a promissory note dated March 29, 2002. As of July 29, 2003, NEON had paid Lakeview Advisors Corporation (BV1) Limited approximately $157,500 of the aggregate amount of $400,000.

(4)        Mr. Helman joined NEON in May 2002. In connection with Mr. Helman’s relocation to Houston, NEON reimbursed $49,424 in relocation expenses incurred by Mr. Helman.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth each grant of stock options made during the fiscal year ended March 31, 2003 to the Named Executive Officers:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Sh) (2)	Expiration Date (3)	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term (4)

					5% ($)	10% ($)

Louis R. Woodhill (5)	—	0.0%	—	—	—	—
Mark J. Cresswell (3)	—	0.0%	—	—	—	—
Brian D. Helman (3)	100,000	7.6%	$3.94	07/02/12	247,784	627,935
Jonathan Reed (3)	20,300	1.5%	$2.55	01/20/13	32,555	82,500
Shelby R. Fike (3)	17,300	1.2%	$2.55	01/20/13	27,744	79,691
Chris Garner (3)	66,000	4.7%	$3.27	10/16/12	135,728	343,961

(1)        Based on a total of 1,319,900 options granted during the fiscal year ended March 31, 2003. During the fiscal year ended March 31, 2003, 1,227,501 outstanding options were forfeited.

(2)        The option exercise price for the common stock is based on the fair market value on the date of grant as determined pursuant to the terms of the 1999 Long-Term Incentive Plan and 2002 Stock Plan.

(3)        Options granted have a ten-year term and vest over a four-year period with one-fourth of the options vesting one year from the date of grant and one forty-eighth of the options vesting each month thereafter. Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

(4)        In accordance with the rules of the Commission, shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future prices of our common stock.

(5)        The options granted to Mr. Woodhill were granted on January 28, 2002, and vested over a four-year period with one fourth of the options vesting on October 15, 2002, and one forty-eighth of the options vesting each month thereafter. Mr. Woodhill resigned on March 5, 2003. Pursuant to the terms of the Separation Agreement between NEON and Mr. Woodhill, Mr. Woodhill was given two years until March 5, 2005, to exercise his 124,999 vested options. The remaining 275,001 unvested options expired and such shares were returned to the option pool.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information concerning the number of shares received during fiscal 2003 upon exercise of options and the aggregate dollar amount received from such exercise, as well as the number and value of securities underlying unexercised options held on March 31, 2003.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options at Fiscal Year- End ($) (1)

Name			Exercisable	Unexercisable	Exercisable		Unexercisable

Louis R. Woodhill(2)(3)	—	—	124,999	—	—
Mark J. Cresswell (3)	—	—	62,499	137,501			—
Brian D. Helman (3)	—	—	—	100,000
Jonathan Reed (3)	—	—	87,355	20,300	$20,393	(4)
Chris Garner (3)	—	—	—	66,000	—
Shelby R. Fike (3)	—	—	8,750	28,550	—

(1)        Based on the difference between the option exercise price and the closing sale price of $2.00 of our common stock as reported on the Nasdaq National Market on March 28, 2003, the last trading day of our 2002 fiscal year, multiplied by the number of shares underlying the options, no current options issued to executive officers are “in-the-money” options except as noted.

(2)        Mr. Woodhill resigned from the Company effective as of March 5, 2003. The Board of Directors has extended the period of time in which Mr. Woodhill may exercise his vested options to a termination date of March 31, 2005.

(3)        Options granted have a ten-year term and vest over a four-year period with one-fourth of the options vesting one year from the date of grant and one forty-eighth of the options vesting each month thereafter. Options may terminate before their expiration date upon death, disability or termination of employment of the optionee.

(4)        Reflects value of 14,605 "in-the-money" options as of March 31, 2003.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

All of NEON’s Stock Plans provide that in the event of a merger of NEON with or into another corporation, or a change in control of NEON, each outstanding option and stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, NEON optionees will fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the NEON Plan Administrator must notify the Optionee in writing or electronically that the option or stock purchase right will be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period if unexercised.

In connection with their initial employment offers, NEON entered into change of control severance arrangements with Brian D. Helman and Shelby R. Fike. NEON agreed with Mr. Helman that if Mr. Helman is terminated for any reason other than voluntary resignation or for good cause, upon signing a release/waiver of liability, Mr. Helman will receive twelve months of severance pay in a lump sum payment. Additionally, if NEON is acquired and within twelve months of the acquisition Mr. Helman is terminated for any reason other than cause or he is not offered a position of equal or superior responsibility resulting in Mr. Helman’s resignation, then all of Mr. Helman’s options will vest and become immediately exercisable.

NEON agreed with Mr. Fike that in the event that his employment with NEON is terminated for any reason other than for cause, he will receive six months of severance pay in a lump sum payment and will continue to receive health and insurance benefits for a six-month period. In addition, if NEON is acquired or a change in control occurs, all of Mr. Fike’s options will vest and become immediately exercisable.

COMPENSATION OF DIRECTORS

During fiscal 2003, each of our non-employee directors was monetarily compensated for serving as a member of our Board of Directors. Each of the non-employee directors received a fee of $1,000 for each of the board meetings and committee meetings that they attended. In fiscal year 2003, the Board of Directors met 7 times, the Audit Committee met 7 times, the Compensation Committee met 7 times, and the Special Committee met 5 times. On August 11, 2003, directors not seeking re-election at the September 22nd annual meeting approved a change in directors compensation, to be effective as of the adjournment of the annual meeting to be held September 22, 2003. Pursuant to such change, beginning September 23, 2003, all non-employee directors will receive an annual fee of $20,000, paid on a quarterly basis. The fee for attending Board of Directors meetings will remain $1,000 per meeting. The fee for attending Committee meetings will be reduced from $1,000 per meeting to $500 per meeting. The Chairman of the Board will also receive an additional $10,000 fee, paid quarterly, and the Chairman of each Committee shall receive an additional $5,000 fee, paid quarterly.

In 1999 we adopted the Stock Option Plan for Non-Employee Directors for compensation of our non-employee directors and reserved 100,000 shares of our common stock for issuance thereunder. Under such plan, non-employee directors on the Board of Directors would be granted an option to purchase 7,500 shares of our common stock in connection with their respective appointments to our Board. The options granted under the Stock Option Plan for Non-Employee Directors vest equally in 33 1/3% increments on the date of each successive annual meeting during the three-year period following the date of grant.

At the annual meeting commenced on March 26, 2002 and reconvened on April 5, 2002, the 2002 Director Option Plan was approved by our stockholders to replace the Stock Option Plan for Non-Employee Directors. Each current non-employee director who was serving on the Board of Directors immediately following the Annual Meeting of Stockholders commenced on March 26, 2002 and who served on the Board of Directors in any of the last three fiscal years ended March 31, 2001, received a one-time initial “Election” option grant to purchase 12,500 shares of common stock for each of such three previous fiscal years, up to a maximum grant of 37,500 shares of common stock of NEON. Non-employee directors subsequently joining the Board of Directors, whether by appointment or election, will also receive a one-time initial “Election” option grant to purchase 12,500 shares of common stock under the 2002 Director Option Plan. On December 5, 2002, the Board expanded the Board of Directors from eight members to ten members and appointed David F. Cary and Loretta Cross as directors. On such date, the Board also authorized the issuance of an initial “Election” option grant to purchase 12,500 shares of common stock of NEON to Mr. Cary and Ms. Cross at an exercise price of $2.50 per share.

Additionally, all non-employee directors serving on the Board of Directors of NEON immediately following any subsequent annual meeting of stockholders after the adoption of the 2002 Director Option Plan who have served as a director of NEON for at least the preceding six months will receive an “Annual” grant of an option to purchase 12,500 shares of common stock under the 2002 Director Option Plan. The Election options granted under the 2002 Director Option Plan vest equally in quarterly increments during the three-year period following the date of grant. The Annual options granted will vest equally in quarterly increments during a two-year period following the date of grant.

All stock options granted pursuant to the Stock Option Plan for Non-Employee Directors are nonqualified stock options and will remain exercisable for a period of ten years from the date of grant or, if sooner, six months after the option holder ceases to be a director of NEON. In the event of a change in control of NEON or certain other significant events, all options outstanding under the Stock Option Plan for Non-Employee Directors would terminate, provided that immediately before the effective date of such transaction each holder of an outstanding option under the Stock Option Plan for Non-Employee Directors would be entitled to purchase the total number of shares of common stock that such option holder would have been entitled to purchase during the entire remaining term of the option.

All stock options granted pursuant to the 2002 Director Option Plan are and will be non-qualified stock options and will remain exercisable for a period of ten years from the date of grant. If a non-employee director’s status as a director terminates for any reason (excluding death and disability), then all options held by him or her under the 2002 Director

Option Plan will expire three months following the termination. If the non-employee director’s status as a director terminates due to death or disability, then all options held by him or her under the 2002 Director Option Plan expire twelve months following the termination. In the event of any proposed dissolution or liquidation of NEON, any unexercised option would terminate immediately prior to the consummation of such proposed action. In the event of our merger or the sale of substantially all of our assets, each option may be assumed or an equivalent option substituted for by the successor corporation. If following such assumption or substitution a non-employee director’s status as a director terminates other than by his or her voluntary resignation, the option will become fully vested and exercisable. If the successor corporation does not agree to assume or substitute for the option, each option will become fully vested and exercisable for a period of 30 days from the date our Board of Directors notifies the non-employee director of the option’s full exercisability, after which the option will terminate.

COMPENSATION COMMITTEE REPORT

Decisions on compensation of our executive officers generally are made by the Compensation Committee of our Board of Directors. Each member of the current Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to compensation of our executive officers are reviewed by the Board of Directors. Decisions with respect to awards under certain of NEON’s employee benefit plans are made solely by the Compensation Committee in order for such awards to satisfy applicable legal and regulatory considerations. Set forth below is a report prepared by Messrs. Moores, Noell, van den Berg and Holcomb in their capacity as all of the members of the Compensation Committee addressing our compensation policies for fiscal 2003 as they affected our executive officers.

Compensation Philosophy. In the fiscal year 2003, the Compensation Committee’s executive compensation policies were designed to provide a competitive base salary complemented with equity incentive awards to reward those executives with competitive levels of compensation when compared with similar positions at companies similarly situated, thus integrating pay and equity compensation with the Company’s annual and long-term performance goals and assisting NEON in attracting and retaining qualified executives. Targeted levels of total executive compensation were generally set at levels that the Compensation Committee believed to be consistent with others in NEON’s industry. In the fiscal year 2004, the Compensation Committee is considering reinstating performance bonuses to reward above average corporate performance and recognize individual initiatives and achievement in addition to its competitive salary and equity compensation practices.

Grant of Stock Awards. The Compensation Committee endorses the position that stock ownership by management and performance-based compensation arrangements are beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value and helps to attract and retain these persons, and takes this factor into account in designing the compensation packages of the Company’s executive officers. Under our 2002 Stock Plan, NEON may grant non-qualified stock options, stock purchase rights and incentive stock options to employees of NEON and its subsidiaries. Options are exercisable over a period of time in accordance with the terms of option agreements entered into at the time of the grant. Stock options provide value to the recipients only if and when the market price of NEON’s common stock increases above the option grant price. Stock acquired pursuant to a stock purchase right provides value to the recipient if, at the time of its vesting, the market price of NEON’s common stock exceeds the recipient’s purchase price for the stock.

Base Salary and Incentive Bonus Compensation. In addition to stock-based awards in the form of option grants, the Compensation Committee proposes two components of NEON’s non-stock-based compensation program. First, executive officers will receive an annual base salary, which is believed to be consistent with similar positions at similar companies in the industry. Second, executive officers will be eligible to receive an annual bonus comprised of (i) an amount, up to a maximum established amount per year, awarded based upon the executive’s meeting and exceeding established performance and other corporate goals set by the Compensation Committee, and/or (ii) an amount equal to a percentage based upon NEON’s financial performance. The Compensation Committee believes these principal components of NEON’s compensation plan will be commensurate with others in the industry.

Fiscal 2003 Chief Executive Officer Compensation. In the fiscal year ended March 31, 2003, the Compensation Committee considered several factors in establishing our former Chief Executive Officer’s compensation package, including compensation practices in the industry, performance level, contributions toward achievement of strategic goals and NEON’s overall financial and operating success. Effective January 1, 2002, the Compensation Committee and the full Board of Directors approved an executive compensation plan setting Louis Woodhill’s annual compensation at a base salary of $450,000 and authorizing the grant of an option to purchase 400,000 shares under the 1999 Long-Term Incentive Plan. The Compensation Committee determined that such compensation package was commensurate with the policies set forth above for setting the compensation of our Chief Executive Officer and is consistent with similar positions at similar companies in the industry. In March 2003, Mr. Woodhill resigned as NEON’s President and Chief Executive Officer. As such time, Mark J. Cresswell was appointed to President and Chief Operating Officer. No change has been made to Mr. Cresswell’s compensation plan as of the date of this proxy statement.

Limit on the Deductibility of Executive Compensation. In 1993, Congress amended the Internal Revenue Code to add Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as performance based compensation does not have to be taken into account for the purposes of this limitation. The Compensation Committee intends to recommend action in connection with NEON’s benefit plans and salary and bonus policies to address this issue if and when circumstances require.

Submitted by the Compensation Committee,
John J. Moores Charles E. Noell, III Norris van den Berg Richard Holcomb

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Moores, Noell, van den Berg, and Holcomb served on NEON’s Compensation Committee during fiscal 2002 and are continuing to serve on that committee. These individuals currently do not serve as officers or employees of NEON. Mr. Moores served as interim Chief Executive Officer from June 2001 to October 15, 2001 during which time no Compensation Committee meetings were held. Other than Mr. Moores, none of these directors have served as officers or employees of NEON or any of its subsidiaries prior to or while serving on NEON’s Compensation Committee. The following sets forth interlocks involving the executive officers and directors of NEON.

NEON interlocks with NEON Enterprise Software, Inc. (“NESI”), (formerly known as Peregrine/Bridge Transfer Corporation). Mr. Noell and Mr. van den Berg serve as directors of NESI. Through his interest in Skunkware, Inc., Mr. Moores beneficially owns approximately 90% of NESI. Through their interests in Skunkware, Inc., each of Messrs. Noell, and van den Berg beneficially own approximately 1%, of NESI. See “Certain Transactions - Peregrine/Bridge Transfer Corporation.”

NEON interlocks with Skunkware, Inc. Messrs. Noell, Moores and van den Berg serve as the directors of Skunkware, Inc., the sole stockholder of NESI. Mr. Moores beneficially owns approximately 90% of Skunkware, Inc. Each of Messrs. Noell and van den Berg beneficially own approximately 1% of Skunkware, Inc.

NEON interlocks with Scalable Software, Inc. On December 21, 2001, NEON announced that it had entered into a non-binding term sheet to be granted a two-year option to acquire Scalable Software, Inc., a privately held Houston-based provider of software asset lifecycle management tools for Windows networks. This term sheet reflected a revision by NEON and Scalable Software of NEON’s previously announced plan to acquire Scalable Software. In addition, NEON also announced that Louis R. Woodhill, its then Chief Executive Officer, and Jim Woodhill had been appointed to the Board of Directors of NEON. On June 26, 2002, NEON entered into an Agreement and Plan of Merger, which documented the grant of the two-year option to acquire Scalable Software as outlined therein. Louis Woodhill is a founder of Scalable Software, Inc. and both Louis and Jim Woodhill then served on Scalable Software’s Board of Directors, together with John J. Moores, Peter Schaeffer and Charles E. Noell, III. As of March 5, 2003, Louis Woodhill resigned from his employment with NEON and also resigned as a director of NEON. In June 2003, Jim Woodhill also resigned from the NEON Board of Directors. As of March 31, 2003, Messrs. Moores, Schaeffer and Noell continued to serve on both the NEON Board of Directors and the Scalable Board of Directors. Mr. Moores currently serves as the Chairman of the Board of NEON and Scalable Software. Mr. Moores is not standing for re-election to the NEON Board of Directors.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The percentage of shares owned provided in the table is based on 8,825,945 shares outstanding as of July 25, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The determination of whether these persons have sole voting and investment power is based on information provided by them. In computing an individual’s beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable within 60 days of July 25, 2003 are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 25, 2003 by:

•	each of our directors;
•	Louis R. Woodhill, our former President and Chief Executive Officer, Mark J. Cresswell, our principal executive officer, and each of the four other most highly compensated individuals who served as our executive officers at fiscal year end;
•	all individuals who serve as directors or executive officers as a group; and
•	each person who is known by us to own beneficially more than 5% of our common stock.

	Shares Beneficially Owned

Directors, Officers and 5% Stockholders	Number	Percent (1)

Louis R. Woodhill, former president and chief executive officer (2)	139,999	1.6%
Mark J. Cresswell, principal executive officer (3)	87,499	1.0%
Brian D. Helman, principal financial and accounting officer (4)	31,250	*
Jonathan Reed, Vice President of Product Marketing and Channel Sales (5)	87,355	*
Chris Garner, Vice President of Research and Development (6)	16,500	*
Shelby R. Fike, Vice President and General Counsel (7)	11,750
John J. Moores, director (8)	3,673,092	42.0%
Charles E. Noell III, director (9)	299,619	3.4%
Norris van den Berg, director (10)	121,910	1.4%
James R. Woodhill, director (11)	98,510	1.1%
Peter Schaeffer, director (12)	362,668	4.1%
Richard Holcomb, director (13)	40,050	*
George H. Ellis, director (14)	21,041	*
David F. Cary, director (15)	3,125	*
Loretta Cross, director (16)	3,125	*

All executive officers and directors as a group (15 Persons) (17)	4,997,493	56.6%

______________

*	Less than 1%

(1)        The percentage of ownership calculations (other than as declared in footnote 17) is based on 8,825,945 shares issued and outstanding on July 25, 2003.

(2)        Includes 15,000 shares of common stock held by the Woodhill Foundation and 124,999 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 25, 2003.

(3)        Includes 87,499 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 25, 2003.

(4)        Includes 31,250 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(5)        Includes 87,355 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 25, 2003.

(6)        Includes 16,500 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable within 60 days of July 25, 2003.

(7)        Includes 11,250 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(8)        Includes 3,646,842 shares of common stock owned by various family trusts for which Mr. Moores serves as trustee, as to which Mr. Moores disclaims beneficial ownership. Includes 10,000 shares of common stock owned by JMI Services, Inc. Also includes 26,250 shares of common stock issuable upon exercise of outstanding options that are presently exercisable or will become exercisable within 60 days of July 25, 2003. Mr. Moores address is c/o JMI, Inc., 12680 High Bluff Dr., Suite 200, San Diego, CA 92130.

(9)        Includes 273,369 shares of common stock and 26,250 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(10)     Includes 95,660 shares of common stock and includes 26,250 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(11)     Includes 15,000 shares of common stock held by the Woodhill Foundation, 11,685 shares held as trustee for a dependent and includes 5,625 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(12)     Includes 354,335 shares of common stock and includes 8,333 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(13)     Includes 40,050 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(14)     Includes 21,041 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(15)     Includes 3,125 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(16)     Includes 3,125 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

(17)     Includes 518,882 shares of common stock issuable upon exercise of outstanding stock options that are presently exercisable or will become exercisable within 60 days of July 25, 2003.

EQUITY COMPENSATION PLAN INFORMATION

This table sets forth the aggregate number of shares of common stock reserved for issuance under all of the compensation plans previously approved by the stockholders of NEON Systems, Inc. as of the end of March 31, 2003, including (a) the number of securities to be issued upon exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of outstanding options, warrants and rights and (c) the number of securities remaining available for future issuance under equity compensation plans excluding item (a). There are no compensation plans that have not been previously approved by the stockholders of NEON Systems, Inc.

Equity Compensation Plan Information

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
Equity compensation plans approved by security holders	2,957,919	$ 6.7068	1,969,626
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	2,957,919	$ 6.7068	1,969,626

(1)        The 2002 Stock Plan provides for an annual increase on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 750,000 shares of NEON common stock, (ii) 5% of the outstanding shares of NEON common stock on such date, or (iii) a lesser amount determined by the Board of Directors. The 2002 Director Plan provides for an annual increase on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 2% of the outstanding shares of NEON common stock on such date, or (ii) a lesser amount determined by the Board of Directors.

EMPLOYEE STOCK OPTION PLANS

Under the 1993 Stock Plan (1993 Plan) for the officers and employees of NEON, the Board of Directors authorized the grant of non-qualified incentive stock options to purchase up to 2,600,000 shares of NEON’s Common Stock. Such options become exercisable either on the date of grant or in such installments as the grant may specify up to 10 years from the date of grant.

In January 1999, NEON adopted the 1999 Long-Term Incentive Plan (1999 Plan) that provides for the grant of incentive stock options and non-qualified stock options to purchase NEON common stock, stock appreciation rights, restricted stock and performance units, to key employees of NEON. NEON reserved 2,000,000 shares of its common stock for issuance under the 1999 Plan. In connection with NEON’s adoption of the 1999 Plan, NEON has not made any new grants under the 1993 Plan and options previously issued under the 1993 Plan are exercisable in accordance with their terms.

On January 28, 2002, the Board of Directors adopted the 2002 Stock Plan, and reserved 2,000,000 shares of NEON common stock for issuance under the 2002 Stock Plan plus (a) any shares of NEON common stock that had been reserved but not issued under our 1999 Long-Term Incentive Plan as of the date of stockholder approval of the 2002 Stock Plan, (b) any shares of NEON common stock returned to the 1999 Long-Term Incentive Plan as a result of termination of options or repurchase of shares of NEON common stock issued under the 1999 Long-Term Incentive Plan and (c) annual increases on the first day of each fiscal year, beginning April 1, 2003, equal to the lesser of (i) 750,000 shares of NEON common stock, (ii) 5% of the outstanding shares of NEON common stock on such date or (iii) a lesser amount determined by our Board of Directors. The 2002 Stock Plan replaces the 1999 Long-Term Incentive Plan. At the annual meeting commenced on March 26, 2002 and reconvened on April 5, 2002, the stockholders of NEON approved the 2002 Stock Plan at NEON’s Annual Meeting of Stockholders. As of March 31, 2002, no options had been granted pursuant to the 2002 Stock Plan.

In January 1999, NEON adopted the Stock Option Plan for Non-Employee Directors for compensation of its outside directors and reserved 100,000 shares of its common stock for issuance thereunder. Outside directors joining the Board of Directors were to receive options to purchase 7,500 shares of NEON common stock exercisable at the fair market value of the common stock at the close of business on the date immediately preceding the date of grant (the initial outside directors will be eligible for such grants upon their re-election to the Board of Directors). These annual options would vest equally in 33-1/3% increments over the three-year period from the date of grant. All stock options granted pursuant to the Stock Option Plan for Non-Employee Directors were to be nonqualified stock options and remain exercisable for a period of ten years from the date of grant or, if earlier, six months after the option holder ceases to be a director of NEON. In the event of a change in control of NEON or certain other significant events, all options outstanding under the Stock Option Plan for Non-Employee Directors would terminate, provided that immediately before the effective date of such transaction each holder of an outstanding option under the Stock Option Plan for Non-Employee Directors shall be entitled to purchase the total number of shares of common stock that such option holder would have been entitled to purchase during the entire remaining term of the option.

On January 28, 2002, the Board of Directors adopted the 2002 Director Option Plan. The 2002 Director Option Plan is intended to replace the Stock Option Plan for Non-Employee Directors, which the Board of Directors terminated after approval of the 2002 Director Option Plan. The Board of Directors has reserved a maximum of 250,000 shares of NEON common stock for issuance under the 2002 Director Option Plan plus (a) any shares of NEON common stock which had been reserved but not issued under the Stock Option Plan for Non-Employee Directors as of the date of stockholder approval of the 2002 Director Option Plan, (b) any shares of NEON common stock returned to the Stock Option Plan for Non-Employee Directors as a result of termination of options or repurchase of shares issued under the Stock Option Plan for Non-Employee Directors, and (c) annual increases on the first day of each fiscal year, beginning on April 1, 2003, equal to the lesser of (i) 2% of the outstanding shares of NEON common stock on such date or (ii) an amount determined by our Board of Directors. At the annual meeting commenced on March 26, 2002 and reconvened on April 5, 2002, the stockholders of NEON approved the 2002 Director Option Plan at the NEON Annual Meeting of Stockholders. At the conclusion of the April 5th reconvened Annual Meeting, options to purchase 187,500 of the available 305,000 share option pool were issued as initial options to Non-Employee Directors who had served in any of the previous three fiscal years as previously disclosed in the proxy statement for the fiscal year ended March 31, 2001. On December 5, 2002, the Board authorized the issuance of Initial Options to purchase 12,500 shares of NEON common stock to Loretta Cross and David F. Cary upon their appointment to the Board of Directors on such date.

CERTAIN TRANSACTIONS

Members of NEON’s Board of Directors and certain executive officers of NEON are shareholders and/or directors in other companies with which NEON has business relationships. Transactions between NEON and these other companies are described below.

NEON Enterprise Software, Inc. (formerly Peregrine/Bridge Transfer Corporation)

In January 1996, NEON entered into a distribution agreement with Peregrine/Bridge Transfer Corporation, a database software company whose sole stockholder is an affiliate of John J. Moores, NEON’s Chairman of the Board of Directors. PBTC subsequently changed its name to NEON Enterprise Software, Inc. (“NESI”). The distribution agreement had an initial term through January 1, 1998 and could be automatically renewed for successive one-year terms. The agreement also provided that NEON pay royalties to NESI for the license of products and for maintenance and support and upgrade services equal to 50% of the revenues received by NEON for NEON’s distribution of NESI’s only products, its Enterprise Subsystem Management products (referred to elsewhere as the ESM products). NEON also entered into a services agreement with NESI pursuant to which NESI reimbursed NEON for NESI’s share of the general and administrative expenses supplied to it by NEON. Such amounts have historically been presented as a reduction of general and administrative expenses in the accompanying consolidated financial statements. NEON revised the services agreement with NESI in October 2001, as a result of which NESI’s monthly payment to NEON declined from $30,000 per month to $5,000 per month and NEON’s services were reduced. In December 1998, NEON amended its distribution agreement with NESI and NESI granted NEON an exclusive, worldwide license to market and sublicense NESI’s ESM products in exchange for NEON’s agreement to extend the term of the agreement through March 31, 2004 and pay NESI a minimum advance royalty of $250,000 per quarter during fiscal year 2000, $500,000 per quarter during fiscal year 2001, $750,000 per quarter during fiscal year 2002, $1.0 million per quarter during fiscal year 2003, and $1.3 million per quarter during fiscal year 2004, for an aggregate payment of $15 million. Such advance royalty payments have historically been recorded by NEON as a prepaid expense and offset by 50% of NEON’s sales of ESM products. The amended distribution agreement also provided that NESI would reimburse NEON for the amount of any unearned royalty advances when the agreement terminated in 2004.

On June 30, 2002, the balance of the unearned advance payments was $3.0 million, an increase of $822,000 from March 31, 2002. Management believed that while the then-current and reasonably foreseeable business prospects for revenue received by NEON from licenses and maintenance for ESM products was expected to be sufficient to offset the unearned advance royalty payments as of June 30, 2002, these revenues did not appear to be sufficient to meet the aggregate future minimum royalties required to be paid by NEON to NESI over the term of the distribution agreement. As a result, the balance of unearned advance royalty payments was projected to increase substantially by the time the distribution agreement would terminate on March 31, 2004. On June 30, 2002, NESI’s sole source of income was the royalty payments made by NEON and NESI had a substantial negative net worth. As a result, NEON’s Board had concerns regarding NESI’s ability to repay any balance of unearned advances at the termination of the agreement in 2004.

On July 2, 2002, the independent directors of NEON authorized the officers of NEON to review the distributor relationship with NESI and to negotiate a termination of the distribution agreement. On July 24, 2002, the independent directors of NEON approved a letter of intent with proposed terms for a termination of the distribution agreement, which letter of intent was executed by NESI and NEON on such date. Pursuant to the provisions of the letter of intent and after the review and approval of the independent directors of NEON and the ratification by the full Board of Directors on August 12, 2002, NEON and NESI entered into a Termination and Customer Support Agreement dated August 14, 2002 pursuant to which the distribution agreement, the services agreement, and all other agreements between NEON and NESI were terminated effective as of August 1, 2002.

Upon the closing of the Termination and Customer Support Agreement on August 14, 2002, NESI’s right to receive from NEON, and NEON’s corresponding obligation to pay to NESI, the advance royalty payments described in the distribution agreement terminated. Additionally, NEON’s option to purchase NESI and right of first refusal under the distribution agreement also terminated. The Termination and Customer Support Agreement provides that, in consideration of NESI’s consent to terminate its existing agreements with NEON, NEON paid NESI a final cash advance of $2.2 million, which amount has been consolidated with $884,000 of the outstanding unearned royalty advance under the distribution agreement as of July 31, 2002 and the $500,000 payment with respect to the transfer of rights described below and represented by the consolidated promissory note payable to NEON in the aggregate principal amount of $3.6 million, bearing no interest to its due date of March 31, 2005. This consolidated promissory note is secured by all of the intellectual property of NESI (“NESI IP”). The Termination and Customer Support Agreement also provided that the remaining outstanding unearned royalty advance of $3.0 million as of July 31, 2002 was converted into a $3.0 million dollar convertible promissory note payable to NEON bearing no interest to its due date of March 31, 2005, which is also secured by the NESI IP. The $3.0 million convertible note is convertible by NEON, in its discretion, into equity in NESI at an agreed pre-cash valuation of $30.0 million dollars. Such conversion right will expire on the due date of the $3.0 million convertible note. Upon closing, NEON recorded the notes receivable from NESI at their estimated net present value, which was calculated at $4.3 million in aggregate. As a result of the termination agreement, NEON recorded a loss on disposal of $687,000. NEON also evaluates the NESI IP on a quarterly basis to determine the note’s net realizable value, as it is secured by the NESI IP. Accordingly, NEON will adjust the carrying value of the note if the net realizable value is determined to be below the carrying value. After March 31, 2003, NEON management had an external valuation of the NESI IP performed and determined that no further impairment of the note was required.

Pursuant to the Termination and Customer Support Agreement and an assignment executed in connection with the closing of the Termination and Customer Support Agreement and effective as of August 1, 2002, NESI was assigned all of NEON’s rights and obligations under any customer license and maintenance agreements related to the ESM software products previously marketed by NEON, including customer support obligations. In addition, the terms of the Termination and Customer Support Agreement provide that NESI offered employment to certain sales and support personnel of NEON that were assigned to market the NESI software products. The Termination and Customer Support Agreement also contemplated the resignation of Wayne E. Webb Jr. as Senior Vice President and General Counsel of NEON effective as of August 1, 2002 to focus on his role as President and CEO of NESI.

At the closing of the Termination and Customer Support Agreement, Skunkware, Inc., NESI’s sole stockholder, entered into a Subordination Agreement whereby all of the promissory notes described above from NESI to NEON were made senior in priority to all other indebtedness from NESI to Skunkware. Pursuant to the terms of the convertible promissory note and the consolidated promissory note, NESI has agreed to preserve and maintain the senior status of its indebtedness to NEON and pursuant to the Security Agreement agreed to not issue any additional debt unless such debt does not encumber the NESI IP.

In further consideration of NESI entering into the Termination and Customer Support Agreement, NEON agreed to provide NESI with administrative, accounting and legal services pursuant to the terms of a new services agreement. Such services will be provided by NEON at no cost to NESI, other than reimbursement of reasonable business expenses, for the twelve-month period beginning August 1, 2002. After the initial twelve-month period of the services agreement, NESI may elect to receive the services, at its option, for up to an additional twelve months for a fee of $10,000 per month. At the end of such additional term, or in the event NESI does not elect to continue receiving the services described above for the additional term, at the end of the initial term, NEON shall have no further obligations under the services agreement.

Additionally, in connection with the closing of the Termination and Customer Support Agreement on August 14, 2002, NEON and NESI entered into a license and distribution agreement whereby NESI agreed to market and distribute NEON’s 24x7 software product. The NEON 24x7 software product was developed by NESI as an OEM software product using the Shadow source and object code under a remarketing agreement dated January 25, 2000. This remarketing agreement provided that NEON would distribute the NEON 24x7 software product under the terms of the distributor agreement.

Finally, in connection with the closing of the Termination and Customer Support Agreement on August 14, 2002, NEON and NESI entered into a trademark license agreement granting NESI a license to use the “NEON®” registered trademark in its marketing of NEON 24x7 and the NESI software products. Under the terms of this agreement, NEON granted NESI the option to acquire the “NEON®” trademarks in the event that NEON discontinues its use of such marks.

Scalable Software, Inc.

Scalable Software, Inc., a Houston-based provider of software solutions for IT portfolio management, is a company founded by Louis R. Woodhill, who served as NEON’s Chief Executive Officer until March 2003. Several current and former members of NEON’s Board of Directors, including Louis R. Woodhill, John J. Moores, Peter Schaeffer, Charles E. Noell III and Jim Woodhill, have a financial interest in Scalable Software. The percentage beneficial ownership of the current and former NEON directors and executive officers that have a financial interest in Scalable Software as of March 31, 2003 is set forth below:

Name	Ownership Percentage

Jim Woodhill (former NEON director)	24%
John J. Moores (and affiliates)	24%
Louis R. Woodhill (former NEON CEO)	17%
Charles E. Noell III (and affiliates)	15%
Peter Schaeffer	2%

Total	82%

On July 17, 2001, NEON announced that it had entered into a letter of intent to acquire Scalable Software, Inc. At that time, Louis R. Woodhill was a director, and the President and Chief Executive Officer of Scalable Software. In connection with the letter of intent, NEON and Scalable Software entered into a Promissory Note dated July 17, 2001, which provided bridge financing to Scalable in a maximum amount of $3.0 million with a maturity date of December 31, 2001, secured by the personal guarantees of John J. Moores, Louis R. Woodhill and Jim Woodhill. On October 17, 2001, Mr. Woodhill was asked to serve as the President and Chief Executive Officer of NEON and served in such capacity until his resignation in March 2003. On November 13, 2001, the promissory note was amended to increase the maximum lending limit to $3.5 million with an original maturity date of March 31, 2002, with such increased amount also being guaranteed by Messrs. Moores, Woodhill and Woodhill. On December 21, 2001, Mr. Woodhill and his twin brother Jim Woodhill, were asked to join the Board of Directors of NEON and served as directors until their resignations in March 2003 and June 2003, respectively.

Due to the interests in Scalable Software of several members of NEON’s Board of Directors, the Board of Directors concluded that it would be appropriate to create a Special Committee comprised solely of independent directors who had no interest in Scalable Software to review the terms of the proposed acquisition. After thorough consideration and discussion and upon endorsement by the Special Committee, NEON’s Board of Directors approved modifications to the proposed terms and conditions for the acquisition such that the transaction would be structured as an option to acquire Scalable Software as discussed below.

NEON obtained a two-year option to acquire Scalable Software as outlined in the Agreement and Plan of Merger dated June 26, 2002. In connection with this Option, NEON agreed to provide bridge financing of up to $5.5 million, in addition to the $3.5 million previously loaned to Scalable Software that is secured by personal guarantees from John J. Moores, Louis R. Woodhill and Jim Woodhill. The aggregate financing had a 36-month term and does not bear interest during the term of the two-year option to acquire Scalable Software. After the expiration of the option, the loan will bear interest at the prime rate plus two percentage points. In addition to the personal guarantees of John J. Moores, Louis R. Woodhill and Jim Woodhill for the initial $3.5 million loaned to Scalable Software, the $5.5 million loan will be secured by all of the intellectual property rights of Scalable Software. NEON may exercise the option to acquire Scalable Software at any time during the two-year term, subject to provisions that require NEON to exercise its option within a 30-day window under certain circumstances or forfeit the option. If NEON exercises the option and acquires Scalable Software, each of the approximately 19.4 million outstanding shares of common stock of Scalable Software will be converted into approximately 0.135 of a share of NEON common stock and outstanding options and warrants to purchase approximately 3.0 million shares of common stock of Scalable Software will become options and warrants to purchase common stock of NEON on the same conversion basis. If Scalable Software incurs more indebtedness for borrowed money or issues more equity, the exchange ratio will be adjusted accordingly. Prior to NEON exercising the option to acquire Scalable Software, a Special Committee would be appointed to review the negotiated terms of the proposed acquisition and NEON would seek to obtain a fairness opinion regarding the transaction from a financial advisory firm. The acquisition of Scalable Software will also require approval of the stockholders of NEON and the NEON Board of Directors.

On October 16, 2002, the Board of Directors reviewed the progress of Scalable Software with respect to the timing of its anticipated break-even quarter and determined that Scalable Software may require an additional infusion of at least

$500,000 in additional capital to meet its projections. In the interest of preserving NEON’s investment, the Special Committee approved an increase in the aggregate borrowing limit under the $5.5 million loan to an aggregate principal amount of $6.0 million, an increase of $500,000 in Scalable Software’s aggregate borrowing limits under its line of credit with NEON. Such increase was memorialized in an amendment to the relevant promissory notes and security agreements on December 23, 2002, and is subject in all respect to the current terms and conditions of the $5.5 million loan. It has previously been management’s belief that Scalable Software may exhaust its line of credit from NEON before it is able to generate cash from operations sufficient to sustain its operations. As of the date of this filing, Scalable has exhausted its credit facility with NEON. Scalable has asked for and received waivers of NEON’s right of first refusal with respect to additional venture capital bridge financing from JMI Services, Inc. and is currently pursuing a private placement of Convertible Preferred Stock. If Scalable Software is unable to secure such additional financing, it is management’s belief that Scalable Software could become the subject of bankruptcy proceedings. If Scalable Software is subject to bankruptcy proceedings, it is possible that the security interests held by NEON in the intellectual property of Scalable Software might be set aside, and in such event NEON could be treated as an unsecured creditor with respect to the $6.0 million loan.

As noted above, certain current and former members of NEON’s board of directors and executive officers also serve as directors and executive officers of Scalable Software and claim beneficial ownership of approximately 82% of Scalable’s common stock. In addition, NEON has an option to acquire all of the outstanding shares of Scalable Software and is Scalable’s primary creditor. Therefore, NEON determined that it had effective control of Scalable Software while it was advancing funds to Scalable and accounted for its investment in Scalable Software using the modified equity method of accounting. Under this method of accounting, NEON recognized 100% of Scalable Software’s losses to the extent of advances made in excess of the guaranteed amount. At March 31, 2003, NEON had made total advances of $9.5 million to Scalable Software (including $6.0 million of unguaranteed advances) and recognized cumulative losses of $5.6 million, of which $3.5 million were recorded during fiscal 2003. As NEON does not currently intend to advance any additional funds to Scalable at this time, we do not currently foresee the recognition of any additional losses attributable to Scalable Software. Due to the uncertainties regarding NEON’s ultimate ability to recover any unguaranteed advances to Scalable Software, NEON has decided to not record the carrying value of its net advance to Scalable Software above the guaranteed amount. Accordingly, for fiscal 2003, NEON recorded a valuation allowance of $378,000 against the Scalable note receivable, reducing the carrying value of the note receivable to the $3.5 million guaranteed amount.

Sheer Genius Software, Inc.

On January 3, 2002, NEON entered into a services agreement with Sheer Genius Software, Inc. of Austin, Texas, a company owned by Jim Woodhill. Jim Woodhill was a member of NEON’s Board of Directors at such time. Also, JMI Services, Inc., a private company owned by John J. Moores, NEON’s Chairman, is a creditor of Sheer Genius. Under the first project description negotiated for such services agreement, Sheer Genius provided development services to NEON on a budgeted time and materials basis and delivered fixed deliverables consisting primarily of developed source code. The term of the initial project description was six months and the aggregate fees were $480,000. This agreement was extended by the Board for an additional three months with additional aggregate fees of $300,000. On October 16, 2002, the Board determined that the Services Agreement with Sheer Genius should be extended on a month-to-month basis. On May 20, 2003, NEON terminated the Agreement with Sheer Genius and will continue such development efforts internally. In June 2003, Mr. Jim Woodhill resigned from NEON's Board of Directors. All fees under the arrangement were expensed as incurred and included in research and development. While NEON was Sheer Genius’ sole source of income, it was free to solicit other customers. Under the services agreement, all intellectual property created by Sheer Genius in the course of performing the services is owned by NEON. Sheer Genius received a license back of such intellectual property for limited use in the development by Sheer Genius of software that does not compete with software distributed by NEON. The Board of Directors reviewed the terms of the services agreement and project description and approved such agreements following disclosure of the interest of its officers and directors associated with Sheer Genius. For the year ended March 31, 2003, NEON paid $900,000 to Sheer Genius Software for services fees. As of the date of termination of the Services agreement with Sheer Genius, NEON had paid services fees in aggregate of $1.3 million.

Other Directorships

Members of our Board of Directors also serve as officers or directors of other software or computing companies. NEON and such companies, despite each being software companies, are not sufficiently similar in their operations to be competitors. We do not believe that the concurrent service of our directors as officers and/or directors of the entities listed in their biographical descriptions poses potential conflicts of interest.

PERFORMANCE GRAPH

The following graph compares the annual cumulative total stockholder return on an investment of $100 on March 5, 1999 (the date of the Company’s initial public offering) in our common stock, based on the market price of the common stock, with the cumulative total return of a similar investment in companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index.

	Cumulative Total Return

	3/5/99	3/99	3/00	3/01	3/02	3/03

NEON SYSTEMS, INC.	100.00	366.67	220.00	31.04	53.33	13.60
NASDAQ STOCK MARKET (U.S.)	100.00	107.55	199.84	80.10	80.68	59.22
NASDAQ COMPUTER & DATA PROCESSING	100.00	112.47	202.62	68.88	70.15	51.08

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and beneficial owners of more than ten percent (10%) of any class of equity security registered pursuant to the Securities Act of 1933, as amended, make certain filings with the SEC and the Company. We believe, based on information provided to us by the reporting persons, that during the fiscal year ended March 31, 2003, all directors, officers and ten percent (10%) beneficial owners timely complied with such filing requirements.

PROPOSAL III

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected KPMG LLP as NEON’s independent public accountants for the fiscal year ending March 31, 2004. KPMG LLP has audited NEON’s financial statements since its initial public offering in fiscal 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Fees billed to NEON by KPMG LLP during Fiscal 2003

Audit Fees:

During NEON’s 2003 fiscal year, KPMG billed NEON $185,000 in Audit fees for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees:

NEON did not engage KPMG LLP to provide services to NEON regarding financial information systems design and implementation during the fiscal year ended March 31, 2003.

All Other Fees:

During NEON’s 2003 fiscal year, KPMG billed NEON $159,500 in fees for all other non-audit services rendered to NEON, which amount includes tax related services of $104,400, foreign statutary audits of $32,600 and a benefit plan audit of $22,500.

The NEON Audit Committee believes that the provision of the services described under “Financial Information Systems Design and Implementation Fees” and “All Other Fees” was compatible with maintaining KPMG LLP’s independence from NEON.

Stockholder Ratification and Board Recommendation

Stockholder ratification of the selection of KPMG LLP as NEON’s independent public accountants is not required by NEON’s By-Laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of NEON and its stockholders.

Adoption of Proposal Three requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting. Abstentions will have the effect of a vote against this proposal to ratify the selection of the independent auditors.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

NO INCORPORATION BY REFERENCE; NO SOLICITATION

In NEON’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing that you are reading. Based on SEC regulations, the performance graph of this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC or deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

This proxy statement is sent to you as part of the proxy materials for the Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of NEON’s common stock.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Dated: August 22, 2003	Brian D. Helman Chief Financial Officer and Secretary

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NEON SYSTEMS, INC.

This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation, as amended to date, of NEON Systems, Inc., a corporation originally incorporated in Delaware as “NEON Systems, Inc.” on May 14, 1993. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

ARTICLE 1

The name of the corporation is NEON Systems, Inc.

ARTICLE 2

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4

The total number of shares of all classes of capital stock that the corporation shall have the authority to issue is Forty Million (40,000,000) shares divided into two classes of which Ten Million (10,000,000) shares, par value $.01 per share, shall be designated preferred stock (“Preferred Stock”) and Thirty Million (30,000,000) shares, par value $.01 per share, shall be designated common stock (“Common Stock”).

A.         Preferred Stock

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

B.         Common Stock

1.          Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock or other securities of the corporation.

2.          Voting Rights. At every annual or special meeting of stockholders of the corporation every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the corporation.

3.          Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation and of the preferential amounts, if any, to which the holders of Preferred Stock may be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

ARTICLE 5

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

A.         Number of Directors

The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock of the corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, though less than a quorum, but in no event shall be less than one. All directors shall hold office until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

B.         Vacancies

Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

C.         Removal

Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the securities of the corporation then entitled to vote at an election of directors.

ARTICLE 6

Elections of directors need not be by written ballot unless the By-Laws of the corporation shall otherwise provide.

ARTICLE 7

Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board or (ii) by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Article 7. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person on the date of such stockholder’s notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”) (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholders notice, (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article 7. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article 7 and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE 8

At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the corporation who complies with the procedures set forth in this Article 8. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as such information appears on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal and (v) a representation that the stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article 8, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article 8 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

ARTICLE 9

Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

ARTICLE 10

Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time only by the Chairman of the Board or Chief Executive Officer of the corporation or by the Board of Directors.

ARTICLE 11

[Deleted by Stockholder Vote on April 5, 2002]

ARTICLE 12

The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the corporation. Any By-Laws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the By-Laws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting together as a single class.

ARTICLE 13

The Board of Directors, each committee of the Board of Directors and each individual director, in discharging their respective duties under applicable law and this Certificate of Incorporation and in determining what they each believe to be in the best interests of the corporation and its stockholders, may consider the effects, both short-term and long-term, of any action or proposed action taken or to be taken by the corporation, the Board of Directors or any committee of the Board of Directors on the interests of (i) the employees, licensees, associates, customers, suppliers and/or creditors of the corporation and its subsidiaries and (ii) the communities in which the corporation and its subsidiaries own or lease property or conduct business, all to the extent that the Board of Directors, any committee of the Board of Directors or any individual director deems pertinent under the circumstances (including the possibility that the interests of the corporation may best be served by the continued independence of the corporation); provided, however, that the provisions of this Article 13 shall not limit in any way the right of the Board of Directors to consider any other lawful factors in making its determinations, including, without limitation, the effects, both short-term and long-term, of any action or proposed action on the corporation or its stockholders directly; and provided further that this Article 13 shall be deemed solely to grant discretionary authority to the Board of Directors, each committee of the Board of Directors and each individual director and shall not be deemed to provide to any specific constituency any right to be considered.

ARTICLE 14

Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of the General Corporation Law of Delaware, or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of the General Corporation Law of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

ARTICLE 15

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article 15 shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE 16

Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or agent or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against any expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith.

A.         Any indemnification under this Article 16 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment). Such determination shall be made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum (the “Disinterested Directors”), or (ii) if there are no such Disinterested Directors, or, if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. The majority of Disinterested Directors may, as they deem appropriate, elect to have the corporation indemnify any other employee, agent or other person acting for or on behalf of the corporation.

B.         Costs, charges and expenses (including attorneys’ fees) incurred by a director or officer of the corporation, or such other person acting on behalf of the corporation as determined in accordance with Paragraph A, in defending a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director, officer or other person to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified by the corporation as authorized in this Article 16. The majority of the Disinterested Directors may, in the manner set forth above, and upon approval of such director, officer, employee, agent or other person acting on behalf of the corporation, authorize the corporation’s counsel to represent such person, in any proceeding whether or not the corporation is a party to such proceeding.

C.         Any indemnification or advance of costs, charges, and expenses under this Article 6 shall be made promptly, and in any event within 60 days, upon the written request of the person seeking indemnification or advancement of expenses (hereinafter a “claimant”). The right to indemnification or advances as granted by this Article 16 shall be enforceable by the claimant in any court of competent jurisdiction, if the corporation denies such request in whole or in part, or if no disposition thereof is made within 60 days. The claimant’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under this Article 16 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

D.         The indemnification and advancement of expenses provided by this Article 16 shall not be deemed exclusive of any other rights to which a claimant may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article 16 shall be deemed to be a contract between the corporation and each director and officer of the corporation who serves or served in such capacity at any time while this Article 16 is in effect. Any repeal or modification of this Article 16 or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the corporation arising hereunder with respect to any action, suit or proceeding arising out of or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article 16 references to “the corporation” include all constituent corporations parties to a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 16 with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

E.          The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article 16.

F.          If this Article 16 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article 16 as to all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article 16 to the full extent permitted by any applicable portion of this Article 16 that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE 17

Without limiting the purpose of the corporation set forth in Article 3 above, the corporation shall have the corporate power to from time to time enter into an agreement regarding, or adopt a plan regarding, and in either case thereafter consummate, an exchange whereby the corporation acquires partnership interests, shares of capital stock or other securities of one or more partnerships, corporations or other entities in exchange for cash and/or securities of the corporation. Any such agreement duly executed and delivered by the corporation, and any such plan duly adopted by the corporation, prior to the effectiveness of this Article 17 shall be the valid acts of the corporation notwithstanding such later effectiveness of this Article 17.

ARTICLE 18

The corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Preferred Stock, the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all securities of the corporation entitled to vote generally in the election of directors shall be required to amend, add, alter, change, repeal or adopt any provisions inconsistent with Articles 5, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 or this Article 18 of this Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 22nd day of September, 2003.

NEON SYSTEMS, INC.
By:	/s/ MARK J. CRESSWELL

Mark J. Cresswell President

[LOGO]

NEON SYSTEMS, INC.

14100 Southwest Freeway, Suite 500

Sugar Land, Texas 77478

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 22, 2003

Dear Stockholders:

On Monday, September 22, 2003, NEON Systems, Inc. will hold its annual meeting of stockholders at our offices located at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas. The meeting will begin at 10:00 a.m., Sugar Land, Texas time.

Only stockholders that own stock at the close of business on July 25, 2003 can vote at the meeting.

See Reverse Side

^ FOLD AND DETACH HERE ^

IMPORTANT NOTICE:

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET OR TELEPHONE FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS.	Please
Mark Here
	for Address	☐
Change or
Comments
SEE REVERSE SIDE

						FOR	AGAINST		ABSTAIN
1.	To amend the amended and restated certificate of incorporation to eliminate classes of director			3.	To ratify the selection of KPMG LLP as independent auditors for the fiscal year ending March 31, 2004	☐	☐		☐

	FOR	AGAINST	ABSTAIN
	☐	☐	☐	4.	To transact any other business that is properly brought before the meeting

		FOR	WITHHELD FOR ALL
2.	To elect five Directors to the Board of Directors: 01 George H. Ellis; 02 Richard Holcomb; 03 David F. Cary; 04 Loretta Cross; and 05 Mark J. Cresswell	☐	☐		By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.			☐
	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below)

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/nesy		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

	OR		OR

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.